Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148125 on Form S-8 of our reports dated April 29, 2014, relating to the 2013 consolidated financial statements and financial statement schedule of China Sunergy Co., Ltd., appearing in the Annual Report on Form 20-F of China Sunergy Co., Ltd. for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Nanjing, China

January 17, 2017